Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Leigh J. Abrams, President and CEO

Phone: (914) 428-9098 Fax: (914) 428-4581

E Mail: Drew@drewindustries.com

DREW INDUSTRIES ANNOUNCES 2-FOR-1 STOCK SPLIT

White Plains, New York – August 4, 2005 – The Board of Directors of Drew Industries Incorporated (NYSE: DW) today approved a two-for-one split of Drew’s common stock to be effected in the form of a stock dividend.

The Company will issue one new share of Drew common stock on September 7, 2005 for each share held by stockholders of record as of August 19, 2005.

“Today’s announcement reflects the Board’s recognition of Drew’s performance and confidence in our strategy of product development, market share growth and acquisitions,” said Leigh J. Abrams, Drew’s President and CEO. “We expect the additional shares outstanding from this split will broaden and diversify the market for our stock, while also increasing our trading volume”.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, steps, electric stabilizer jacks and trailers for equipment hauling, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 50 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, involve a number of risks and uncertainties that could cause actual results and events to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors. Detailed information about risks and uncertainties that may affect the Company is included in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.